Exhibit 99.1
10b5-1 Issuer Repurchase Instructions

Issuer Securities Repurchase Instructions dated May 15, 2026 (the “Instructions”), between IZEA Worldwide, Inc. (the “Issuer”) and Ladenburg Thalmann & Co. Inc. (the “Broker”).
WHEREAS, Issuer has previously enacted share repurchase programs, including via a self tender offer and a buyback program, pursuant to the Cooperation Agreement, dated September 6, 2024 (the “Program”), for the repurchase of a maximum of up to $10,000,000 of its common stock, par value $0.0001 per share (the “Common Stock”);
WHEREAS, pursuant to the Program, at least 523,268 shares of Common Stock have been repurchased under the Program for a total cost of $1,324,702 as of the close of business on May 15, 2026;
WHEREAS, as part of the Program for the repurchase of its Common Stock, Issuer desires to implement the instructions set forth herein (the “Instructions”); and
WHEREAS, Issuer desires to appoint Broker as its single broker to repurchase shares of Common Stock on its behalf in accordance with these Instructions and the Program;
NOW, THEREFORE, the Issuer and Broker hereby agree as follows:
1.Trading Requirements.
a.Broker shall effect a repurchase (each a “Purchase”) of shares of Common Stock on each day on which The Nasdaq Capital Market (“Nasdaq”) is open for trading at a price not in excess of the price per share limitation set forth in Schedule A to these Instructions.
b.Broker shall purchase shares of Common Stock on the open Nasdaq market or in block purchases, subject to the (i) price per share limitation set forth in Schedule A to these Instructions, (ii) the termination provisions for these Instructions as set forth in Section 2 below, and (iii) any other limitation as set forth in these Instructions.
2.Effective Date/Termination. The Instructions shall become effective as of May 18, 2026, without the need for a 30-day standstill, and shall terminate upon the earlier of:
a.November 13, 2026;
b.such time as the aggregate value of all shares of Common Stock purchased under these Instructions equals $8.675,298 of its common stock, par value $0.0001 per share (the "Common Stock");
c.the receipt of written notice from the Issuer requesting the termination of the Instructions; provided that Issuer may request termination under this Subsection 2(c) whenever a failure to do so would cause or contribute to, or allow or contribute to the continuation of, a breach of a covenant or obligation of Issuer in connection with any obligation other than those arising solely under these Instructions; or

d.any time any trade contemplated hereunder shall result in a violation of, or adverse consequences under, applicable securities laws.
3.Representations and Warranties.
a.Issuer represents and warrants that the Purchase of Common Stock pursuant to these Instructions has been duly authorized by the Issuer and is consistent with the Issuer’s Program.
b.Issuer understands that Broker may not be able to effect a Purchase due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker, in contrast with an exercise of discretion by Broker. If any Purchase cannot be executed due to a market disruption, a legal, regulatory or contractual restriction applicable to the Broker or any other event, Broker shall effect such Purchase as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event.
c.Issuer represents and warrants that it is not aware of material, nonpublic information and is entering into these Instructions in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
d.Issuer agrees that it shall not, directly or indirectly, communicate any information relating to the Common Stock or the Issuer to any employee of Broker or its affiliates who is involved, directly or indirectly, in executing these Instructions at any time while these Instructions are in effect. Issuer acknowledges and agrees that it does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Common Stock pursuant to these Instructions.
e.Broker agrees to notify Issuer by telephone and email, at the following number and e-mail address, of a Purchase pursuant to these Instructions within 24 hours of any such purchase:
IZEA Worldwide, Inc.
Mr. Peter J. Biere
Chief Financial Officer
Tel.: (407) 674-6911
Email Address: peter.biere@izea.com
a.Broker agrees to make appropriate arrangements with the Issuer and its transfer agent to arrange for the delivery of the shares of Common Stock purchased pursuant to these Instructions.
4.Compliance with the Securities Laws.
a.It is the intent of the parties that these Instructions comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and (c)(2) under the Exchange Act, and these Instructions shall be interpreted to comply with the requirements of Rule 10b5-1(c). Further, it is the intent of the parties that these Instructions comply with the manner, time, price, and volume requirements under the SEC Rule 10b-18.
b.Issuer shall be solely responsible for compliance with all statutes, rules and regulations applicable to the Issuer and the transactions contemplated hereby, including without limitation, all reporting and filing requirements. Issuer represents and warrants that the Program and the transactions contemplated hereby are consistent with the Issuer’s publicly announced share repurchase programs and that the Program has been duly authorized by the appropriate committee of the Issuer’s board of directors.
c.Issuer has consulted with Issuer’s own advisors as to the legal, tax, business, financial and related aspects of Issuer’s adoption and implementation of the Program. Issuer acknowledges that Broker is not acting as a fiduciary or an advisor for Issuer.
5.Confidentiality. “Confidential Information” means these Instructions and all information disclosed by the Issuer to the Broker, in writing, orally or by inspection of tangible media. Confidential Information shall not include any information which (a) was publicly known prior to the time of disclosure; (b) becomes publicly known after disclosure by the Issuer through no wrongful action or omission of the Broker; (c) is obtained by the Broker from a third party without breach of such third party’s obligations of confidentiality; or (d) is independently developed by the Broker without access to the Issuer’s Confidential Information. Broker agrees (i) not to use or disclose to any third-party Confidential Information for any purpose other than as contemplated by these Instructions, and (ii) to use reasonable efforts to protect the secrecy of and avoid unauthorized use and disclosure of the Confidential Information, including without limitation, using at least the same degree of care it uses to protect its own confidential information. Notwithstanding the foregoing, Broker may use or disclose Confidential Information to the extent necessary to exercise its rights or fulfill its obligations hereunder, and/or to comply with applicable governmental regulations; provided that if Broker is required by law to make any public disclosure of Confidential Information to the extent it may legally do so, it will give reasonable advance notice to the Issuer of such disclosure and will use its reasonable efforts to secure confidential treatment of Confidential Information prior to its disclosure.
6.Indemnification.
a.Issuer agrees to indemnify and hold harmless Broker and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to Broker’s actions taken or not taken in compliance with these Instructions or arising out of or attributable to any breach by Issuer of these Instructions (including Issuer’s representations and warranties hereunder) or any violation by Issuer of applicable laws or regulations; provided, however, that Issuer shall not be obligated to indemnify Broker for any damages determined to have resulted from the gross negligence or willful misconduct, or a material violation of these Instructions or applicable law, of Broker or its directors, officers, employees or affiliates. This indemnification shall survive termination of these Instructions.
b. Notwithstanding any other provision hereof, Broker shall not be liable to Issuer for:
i.Special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or
ii.Any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including, but not limited to, failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God.”
c.Issuer acknowledges and agrees that in performing Issuer’s obligations hereunder neither Broker nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Issuer’s assets, or exercising any authority or control respecting management or disposition of Issuer’s assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Issuer or Issuer’s assets. Without limiting the foregoing, Issuer further acknowledges and agrees that neither Broker nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any “investment advice” within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Issuer’s assets.
7.Modification. These Instructions may be modified by Issuer provided such modification (i) is in writing; (ii) is made in good faith and not as a part of a plan or scheme to evade prohibitions of Rule 10b-5; and (iii) is in accordance with the terms of these Instructions.
8.Governing Law. These Instructions shall be governed by and constructed in accordance with the laws of the State of New York.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have signed these Instructions as of the date first written above.

IZEA WORLDWIDE, INC.

By:	/s/ Peter Biere
	Name:	Peter Biere
	Title:	Chief Financial Officer

LADENBURG THALMANN & CO. INC.

By:	/s/ Michael Gideon
	Name:	Michael Gideon
	Title:	Co-President and Co-CEO